For Immediate Release

COHEN & STEERS, INC. REPORTS THIRD QUARTER RESULTS

New York, October 26, 2004—Cohen & Steers, Inc. (NYSE: CNS), a manager of income-oriented equity portfolios, today reported 2004 third quarter pro forma net income of $6.3 million, or $0.16 pro forma diluted earnings per share. The company reported an actual net loss of $20.6 million, or ($0.60) per diluted share for the third quarter ended September 30, 2004.

Third quarter 2004 revenue increased 67% to $29.1 million compared to revenue of $17.4 million in the third quarter of 2003. Sequentially, revenue increased 14% compared to revenue of $25.6 million in the quarter ended June 30, 2004. For the nine months ended September 30, 2004, revenue increased 79% to $82.1 million, compared to $45.9 million in the nine months ended September 30, 2003.

“Our performance reflects the strength of our income-oriented investment approach and the solid returns this investment strategy continues to deliver to investors in a low-return environment,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. “In terms of relative performance, asset growth and revenues, we are having one of the best years ever in our firm's 18 year history.”

Cohen & Steers believes that the pro forma results provide a more meaningful basis for comparison of the company's results among present periods, considering that the company's initial public offering occurred during the quarter on August 12, 2004. Actual third quarter 2004 results included a one-time non-cash, compensation charge of $46.0 million and a one-time expense of $1.0 million related to the termination of a stock appreciation rights plan Cohen & Steers maintained as a private company and the simultaneous grant of fully vested restricted stock units to certain employees coincident with the company's initial public offering. In addition, these one-time charges generated a $19.3 million deferred income tax asset that the company will begin to realize in 2006. These and other pro forma adjustments to the operating expenses are described in greater detail in the footnotes to the accompanying condensed financial statements.

Assets Under Management

Assets under management increased 53% over the 12 month period ended September 30, 2004 to $16.1 billion, compared to $10.5 billion at September 30, 2003. Sequentially, assets under management increased 7%, or $1.1 billion, from June 30, 2004. The majority of asset growth in the most recent quarter is attributable to the $1.0 billion in appreciation in value across Cohen & Steers' mutual fund and institutional client portfolios, which reflected the continued strength of the publicly traded real estate securities and utility securities markets. Net flows were modestly positive in the third quarter of 2004 and totaled $92.9 million. Net flows in the nine months ended September 30, 2004 were $3.0 billion, increasing assets under management by 26% from December 31, 2003, and were largely due to the company's successful offerings of two leveraged closed-end mutual funds during the first and second quarters of 2004.

Closed-end mutual funds represented 50% of total assets under management at September 30, 2004, compared to 42% at September 30, 2003. Real estate common stocks represented 74% of Cohen & Steers' assets under management at September 30, 2004, compared to 84% at September 30, 2003, as the company has expanded its investment capabilities to include utility and corporate preferred securities.

Business Highlights

On August 18, 2004, Cohen & Steers closed its initial public offering of 7.5 million shares of common stock at $13 per share and received net proceeds of $90.7 million. On August 25, 2004, the company sold an additional 1.125 million shares of common stock pursuant to the underwriters' exercise of their over-allotment option. Cohen & Steers received net proceeds of $13.6 million for these additional shares.

“Our successful initial public offering in August is a significant milestone in the history of our firm and reflects the strength of our investment capabilities and products,” said Robert Steers, co-chairman and co-chief executive officer of Cohen & Steers. “We look forward to capitalizing on the company's enhanced visibility as a publicly held company to deliver new products, expand our distribution channels and attract new talent, and thereby create value for our shareholders.”

Other quarterly highlights included:

•	Filing of registration statements for five existing closed-end mutual funds for the purpose of re-setting each fund's leverage to the level specified by each fund's prospectus. These auction market preferred share offerings are expected to raise an aggregate $323 million based on current net assets. The ability of each fund to complete the proposed issuance will depend on market conditions at that time. One of these offerings, $55.0 million for Cohen & Steers REIT and Preferred Income Fund, closed on October 14, 2004. If successful, the company expects these offerings to close by the beginning of the first quarter of 2005.*

•	Filing of a registration statement for Cohen & Steers Dividend Majors Fund, a new closed-end mutual fund that will invest in a combination of REIT and non-REIT dividend paying common stocks.*

•	The company continued expanding its external retail sales capabilities by recruiting additional wholesalers, representing a significant increase in its external sales force.

•	Cohen & Steers continued to make progress with its planned acquisition of a 50% interest in Houlihan Rovers SA, a Brussels-based real estate securities money manager with assets under management of $483 million as of September 30, 2004. The company has conducted the necessary due diligence and filed for regulatory approval of the acquisition with Belgian regulators. Cohen & Steers expects to close this transaction by the end of this year.

•	The company converted its Morningstar five-star fund, Cohen & Steers Realty Focus Fund, formerly Cohen & Steers Special Equity Fund, from a no-load fund to a multiple-class load fund on September 30, 2004. The Morningstar rating is an overall rating as of September 30, 2004 among 144 funds in the specialty-real estate category.**

•	Van Kampen Investments launched two additional REIT and corporate preferred Unit Investment Trusts (“UITs”) for which the company provides portfolio consulting services. As of September 30, 2004, Cohen & Steers provided such advisory consulting services to thirteen Van Kampen UITs. Assets associated with these trusts are not included in the Cohen & Steers' assets under management.

Results of Operations

Revenue increased 67% to $29.1 million in the third quarter of 2004, from $17.4 million in the third quarter of 2003. Sequentially, revenue increased 14% compared to revenue of $25.6 million in the quarter ended June 30, 2004. Asset Management revenue was $27.2 million and Investment Banking revenue was $1.9 million in the third quarter of 2004. Total revenue in the nine months ended September 30, 2004 increased 79% to $82.1 million from $45.9 million in the nine months ended September 30, 2003. For the quarter, closed-end mutual fund revenue was $12.6 million and included the first full quarter of revenue generated from the completion of two new funds during the first and second quarter of this year.

On a pro forma basis, operating expenses were $18.8 million in the third quarter of 2004, which reflects what Cohen & Steers believes would have been a full quarter's normal operating expense had it been a public company for the entire period. Actual operating expenses in the third quarter 2004, including one-time effects related to the initial public offering, were $66.9 million, which generated a $17.0 million income tax benefit during the period. Operating expenses in the third quarter 2004 also included a one-time cash payment of $1.7 million to retire ongoing fee obligations to broker dealers for certain of the company's closed-end mutual funds.

On October 11, 2004, the company's Compensation Committee canceled 404,971 fully vested restricted stock units previously granted to an employee that resigned from the company. Reversal of the expenses related to these forfeited restricted stock units will be reflected in the company's fourth quarter 2004 financial statements, and is expected to have an approximate $2.3 million positive effect on after-tax earnings.

Liquidity and Capital Resources

The company's strong operating cash flow in the nine months ended September 30, 2004 allowed it to fund normal business operations and repay in full and terminate its line of credit prior to the initial public offering. Additionally, the company paid $37.7 million in S-corporation distributions to the S-corporation stockholders during the first three quarters of 2004, including a final distribution payment of $20.7 million on September 29, 2004, which included all of the previously undistributed taxable operating income earned by the company prior the revocation of the company's S-corporation election. Net working capital was $100.5 million at September 30, 2004.

Dividends

On October 11, 2004, the company paid an initial quarterly cash dividend of $0.10 per share to its stockholders of record at the close of business on September 27, 2004.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, October 27th at 10:00 a.m. Eastern Standard Time to discuss the company's third quarter 2004 results. Investors and analysts can access the live conference call by dialing (877) 234-1973 (domestic) and (973) 582-2749 (international) and asking for the Cohen & Steers conference call. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on October 27, 2004 and can be accessed at (877) 519-4471 (domestic) and (973) 341-3080 (international); PIN: 5304800. Internet access to the webcast, which includes audio (listen-only), will be available on the company's Web site at cohenandsteers.com under “Corporate Info.” The webcast will be archived on Cohen & Steers' Web site for two weeks. Participants should plan to register at least 10 minutes before the conference call begins.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of income-oriented equity portfolios and specializes in common and preferred stocks of REITs and utilities, as well as other preferred securities. Based in New York City, the firm serves individual and institutional investors through a wide range of open-end funds, closed-end funds and separate accounts.

Forward Looking Statements

This press release and other statements that Cohen & Steers may make contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company's current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company's Prospectus, dated August 12, 2004, filed with the SEC pursuant to Rule 424(b) (File No. 333-114027) and accessible on the SEC's Web site at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

*  For more complete information about the fund, including charges and expenses, please call (800) 330-7348 for a prospectus. There are special risks associated with an investment in the fund. These risks are described in the prospectus, which you should read carefully before you invest or send money. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The information in this document is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any such state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

** Cohen & Steers Realty Focus Fund (Class I Shares) received a five star rating for the three and five year periods ended September 30, 2004 out of 144 and 118 funds, respectively, in the specialty—real estate category, as well as an overall five star rating. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Morningstar Rating is for the Class I share class only; other classes may have different performance characteristics. Ratings are subject to change every month. (c) 2004 Morningstar, Inc. All Rights Reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Effective September 30, 2004, the fund converted to a multiple class structure, and outstanding shares on such date were reclassified as Class I shares. The fund also offers other share classes that have different sales and distribution charges. Had sales charges and distribution expenses to which the fund's other share classes are subject been applicable to Class I shares, returns would have been lower. In addition, during the periods presented the fund's advisor has waived a portion of the fund's advisory fee and/or reimbursed the fund's expenses so as to limit the fund's total expense ratio. In the absence of this waiver and reimbursement, the fund's performance would have been lower. Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Please consider the fund's investment objective, risks, charges and expenses carefully before investing. This and other information may be obtained by calling 1-800-330-7348 or visiting cohenandsteers.com and requesting a prospectus. Please read the prospectus carefully before investing. There are special risks associated with investing in this fund because of its concentration in real estate securities. Real estate securities risks include falling property values due to increasing vacancies and declining rents resulting from economic, legal or technological developments. These risks are more fully described in the fund's prospectus. Cohen & Steers Securities, LLC is the distributor of the fund.

Contact:

Salvatore Rappa, vice president and associate general counsel
212-832-3232

Cohen & Steers, Inc.
757 Third Avenue
New York, New York 10017
cohenandsteers.com

COHEN & STEERS, INC. AND SUBSIDIARIES
(SUCCESSOR TO THE OPERATIONS OF
COHEN & STEERS CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES)
ACTUAL AND PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended September 30, 2004 and 2003
($ in thousands, except per share data)
(Unaudited)

	Actual Three Months Ended September 30, 2004	Pro Forma Adjustments	Pro forma Three Months Ended September 30, 2004		Actual Three Months Ended September 30, 2003

Revenue:
Investment advisory and administration fees:
Closed-end funds	$12,584		12,584		$5,784
Open-end funds	8,529		8,529		6,473
Institutional separate accounts	3,061		3,061		2,269

Total investment advisory and administration fees	24,174		24,174		14,526
Distribution and service fee revenue	2,554		2,554		1,624
Portfolio consulting and other	512		512		591
Investment banking fees	1,881		1,881		621

Total revenues	29,121		29,121		17,362

Expenses:
Employee compensation and benefits	6,809	(5)	6,804	(a)	7,984
Stock based compensation	48,374	(47,114)	1,260	(b)	328
General and administrative	2,789	138	2,927	(c)	2,191
Distribution and service fee expense	7,072	(1,730)	5,342	(d)	2,657
Amortization, deferred commissions	1,005		1,005		754
Amortization, intangible assets	585	526	1,111	(e)	—
Depreciation and amortization	304		304		233

Total expenses	66,938	(48,185)	18,753		14,147

Operating income (loss)	(37,817)	48,185	10,368		3,215

Non-operating income (expense):
Interest and dividend income	302	273	575	(f)	99
Interest expense	(30)		(30)		(40)

Total non-operating income	272	273	545		59

Income (loss) before income taxes	(37,545)	48,458	10,913		3,274

Income tax expense (benefit)	(16,956)	21,539	4,583	(g)	(6)

Net Income (loss)	$(20,589)	$26,919	$6,330		$3,280

Earnings per share:
Basic	$(0.60)		$0.16		$0.12

Fully Diluted	$(0.60)		$0.16		$0.12

Weighted average shares outstanding:
Basic	34,067,882		40,232,845	(h)	26,700,000

Fully Diluted	34,138,124		40,281,728	(h)	26,700,000

See footnotes to the following table.

COHEN & STEERS, INC. AND SUBSIDIARIES
(SUCCESSOR TO THE OPERATIONS OF
COHEN & STEERS CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES)
ACTUAL AND PRO FORMA SEGMENT INCOME STATEMENT DATA
Three Months Ended September 30, 2004
($ in thousands)
(Unaudited)

	Actual Three Months Ended September 30, 2004	Pro forma Adjustments	Pro forma Three Months Ended September 30, 2004

Asset Management:
Total revenue	$27,240		$27,240

Total operating expenses	$62,420	$(45,623)	$16,797	(a,b,c,d,e)

Operating income (loss)	$(35,180)	$45,623	$10,443

Total non-operating income	$257	$273	$530	(f)

Income (loss) before income taxes	$(34,923)	$45,896	$10,973

Income tax expense (benefit)	$(15,631)	$20,239	$4,608	(g)

Net income (loss)	$(19,292)	$25,657	$6,365

Investment Banking:
Total revenue	$1,881		$1,881

Total operating expenses	$4,518	$(2,562)	$1,956	(b,c,e,i)

Operating income (loss)	$(2,637)	$2,562	$(75)

Total non-operating income	$15		$15

Income (loss) before income taxes	$(2,622)	$2,562	$(60)

Income tax benefit	$(1,325)	$1,300	$(25)	(g)

Net income (loss)	$(1,297)	$1,262	$(35)

      Notes:

      (a) The pro forma adjustment to employee compensation and benefits expense gives effect to:

1) A decrease in the salaries from $1,040,000 to $500,000 for each of the company's co-chief-executive officers and co-chairmen in conjunction with the conversion from an S to C corporation as well as a bonus limit of $1,000,000 each for 2004. This attempts to show what their compensation would have been had the company been a C corporation for the entire period;
2) Incentive compensation assuming a full quarter's effect of the mandatory deferred compensation plan. Senior executives and officers will receive 10-15% of their annual incentive compensation, or bonus, in the form of restricted stock units (“RSUs”). These RSUs will cliff vest after 3 years and will receive a 25% match by the company. Compensation and benefits expense was reduced by this amount; and,
3) A full quarter's non-cash compensation expense associated with the employees' voluntary deferred compensation plan.
This plan, implemented in conjunction with the company's initial public offering, allows employees to defer a portion of their annual cash compensation and receive it in RSUs. This additional amount was reclassified to stock-based compensation expense from employee compensation and benefits expense.

      (b) The pro forma adjustment to stock-based compensation gives effect to:

1) A reversal of a one-time $46.0 million non-cash compensation expense which was recorded in connection with the grant of fully vested restricted stock units at the time of the initial public offering. These RSUs will be delivered as follows: 20% in January 2006, and 40% each in January of 2007 and 2008. This future delivery has created a deferred tax asset equal to $19.3 million, or 42% (effective tax rate) of the one time charge. The charge is allocated to the segments based on the segment's actual RSU grants;
2) A reversal of a one-time increase in medicare taxes of $1.0 million due to the grant of fully vested RSUs at the completion of the company's initial public offering. The Medicare taxes are allocated to each segment based on the actual amount of the Medicare taxes calculated on individual RSU grants to each segment;

3)The current period's recognized portion of the non-cash compensation expense associated with the $8.4 million RSUs which were granted to certain employees at the time of the initial public offering and to the non-cash compensation expense associated with the company's former stock appreciation rights plan (“SAR plan”). The newly granted RSUs were issued coincident with the company's initial public offering and cliff vest in January 2008. This adjustment depicts what the non-cash expense would have been for the quarter, if the newly issued RSUs had been in place for the entire period and the former SAR plan had been terminated for the entire quarter; and,
4) A full quarter's non-cash compensation expense associated with the employees' voluntary deferred compensation plan.
This plan, implemented in conjunction with the company's initial public offering, allows employees to defer a portion of their annual cash compensation and receive it in RSUs. This additional amount was reclassified from employee compensation and benefits expense to stock-based compensation expense.

      (c) The pro forma adjustment to general and administrative expenses gives effect to the expected additional general and administrative expenses incurred had the company been a public company for the entire quarter.

      (d) The pro forma adjustment to distribution and service fee expense gives effect to the reversal of a one time payment of $1.7 million to retire servicing fee obligations to broker dealers for certain of the company's closed-end mutual funds.

      (e) The pro forma adjustment to amortization, intangible asset gives effect to the additional non-cash amortization of the intangible asset associated with the grant of fully vested RSUs that the company would have incurred if the plan had been in effect for the full quarter. The value of these non-compete agreements has been independently valued at $15.4 million and will be amortized on a straight line basis to coincide with the delivery schedule of the fully vested RSUs. The amortization of the intangible asset has been allocated to the segments based on their pro rata portion of the $15.4 million in non-compete agreements.

      (f) The pro forma adjustment to interest and dividend income gives effect to a full quarter's return on cash raised from the initial public offering. At quarter-end, these proceeds were invested in short-term instruments yielding 1.7%.

      (g) Effective with the conversion from S-Corporation to C-Corporation status, the company became subject to U.S. federal and certain income taxes which it had not been subject to previously. Pro forma income taxes reflect an assumed effective tax rate of 42%.

      (h) The pro forma adjustment to basic and diluted weighted average shares outstanding gives effect to the offering as if it had occurred at the beginning of the third quarter of 2004.

      (i) The pro forma adjustment to compensation and benefits expense for the Investment Banking segment gives effect to:

1) Incentive compensation assuming a full quarter's effect of the mandatory deferred compensation plan;
2) A decrease in Investment Banking bonuses to its principals as a result of the pro forma adjustment for a full quarter's effect of general and administrative expenses and the pro forma adjustment for a full quarter's effect of the mandatory deferred compensation plan; and,
3) A full quarter's non-cash compensation expense associated with the employees' voluntary deferred compensation plan. This plan, implemented in conjunction with the Company's initial public offering, allows employees to defer a portion of their annual cash compensation and receive it in RSUs. This additional amount was reclassified to stock based compensation expense.

COHEN & STEERS, INC. AND SUBSIDIARIES
(SUCCESSOR TO THE OPERATIONS OF
COHEN & STEERS CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES)
CONSOLIDATED STATEMENTS OF INCOME
Nine Months Ended September 30, 2004 and 2003
($ in thousands, except per share data)
(Unaudited)

	Nine months ended September 30,
	2004	2003

Revenue:
Investment advisory and administration fees:
Closed-end funds	$32,954	$11,602
Open-end funds	24,585	16,823
Institutional separate accounts	8,538	6,340

Total investment advisory and administration fees	66,077	34,765

Distribution and service fee revenue	7,246	3,857
Portfolio consulting and other	2,136	1,162
Investment banking fees	6,599	6,156

Total revenues	82,058	45,940

Expenses:
Employee compensation and benefits	21,933	25,698
Stock based compensation	49,073	986
General and administrative	8,916	5,796
Distribution and service fee expense	16,202	5,972
Amortization, deferred commissions	3,295	2,200
Amortization, intangible assets	585	—-
Depreciation and amortization	869	700

Total expenses	100,873	41,352

Operating income (loss)	(18,815)	4,588

Nonoperating income (expense):
Interest and dividend income	515	298
Interest expense	(111)	(115)

Total non-operating income	404	183

Income (loss) before income taxes	(18,411)	4,771

Income tax expense (benefit)	(15,753)	(29)

Net Income (loss)	$(2,658)	$4,800

Earnings per share:
Basic	$(0.09)	$0.18

Fully Diluted	$(0.09)	$0.18

Weighted average shares outstanding:
Basic	29,155,961	26,700,000

Fully Diluted	29,226,203	26,700,000

COHEN & STEERS, INC. AND SUBSIDIARIES
(SUCCESSOR TO THE OPERATIONS OF
COHEN & STEERS CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES)
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
September 30, 2004 and December 31, 2003
($ in thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$47,350	$7,526
Accounts receivable:
Company-sponsored mutual funds	7,331	5,179
Other	3,500	3,669
Marketable securities available-for-sale	63,848	6,497
Due from affiliates	52	282
Income tax refunds receivable	395	441
Deferred initial public offering costs	—	139
Prepaid expenses and other current assets	2,254	864

Total current assets	124,730	24,597

Property and equipment-net	2,830	3,361
Intangible asset-net	14,815	—
Other assets:
Deferred commissions-net	5,885	6,523
Deferred income tax asset	17,073	—
Deposits	42	42

Total other assets	23,000	6,565

Total assets	$165,375	$34,523

Liabilities and stockholders' equity
Current liabilities:
Accrued expenses and compensation	$19,021	$6,626
Dividends payable	4,023	—
Current portion of long-term debt	109	120
Current portion of obligations under capital leases	13	16
Deferred income tax liability	876	126
Other current liabilities	178	129

Total current liabilities	24,220	7,017

Long-term liabilities:
Deferred income tax liability	—	240
Bank line of credit	—	4,713
Long-term debt	1,583	1,661
Obligations under capital leases and other long-term liabilities	90	118

Total long-term liabilities	1,673	6,732

Commitments and contingencies	—	—
Stockholders' equity:
Common stock	353	267
Additional paid-in capital	165,248	3,692
Retained earnings (deficit)	(27,530)	15,195
Accumulated other comprehensive income	1,411	1,620

Total stockholders' equity	139,482	20,774

Total liabilities and stockholders' equity	$165,375	$34,523

Assets under Management (AUM)
($ in millions)

	September 30, 2004	% of assets	December 31, 2003	% of assets	September 30, 2003	% of assets

Breakdown by Account Type
Closed-end Mutual Funds	$8,005.4	50%	$4,790.6	41%	$4,429.1	42%
Open-end Mutual Funds	4,465.1	28%	3,897.1	33%	3,378.1	32%
Institutional Separate Accounts	3,596.7	22%	2,992.4	26%	2,682.9	26%

Total AUM	$16,067.2	100%	$11,680.1	100%	$10,490.1	100%

Breakdown by Security Type
Real Estate Common Stocks	$11,866.4	74%	$9,892.6	85%	$8,789.2	84%
Utility Common Stocks	1,695.9	11%	—	0%	—	0%
Real Estate Preferred Stocks	1,224.1	8%	836.0	7%	744.3	7%
Corporate Preferred Stocks	899.7	5%	683.9	6%	471.4	4%
Fixed Income (1)	137.8	1%	109.1	1%	79.7	1%
Cash and Short Term Investments	243.3	1%	158.5	1%	405.5	4%

Total AUM	$16,067.2	100%	$11,680.1	100%	$10,490.1	100%

(1) Includes corporate bonds.

Net Flows and Appreciation of Assets Under Management (AUM)
($ in millions)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Total Accounts:
Beginning total AUM	$14,980.0	$8,714.3	$11,680.1	$6,623.8
Net flows	92.9	1,119.8	3,038.7	2,371.5
Net appreciation	994.3	656.0	1,348.4	1,494.8

Ending total AUM	16,067.2	10,490.1	16,067.2	10,490.1

Closed-end mutual funds
Beginning closed-end mutual fund AUM	$7,670.5	$3,348.7	$4,790.6	$2,114.3
Net flows	0.0	904.8	2,931.5	1,923.3
Net appreciation	334.9	175.6	283.3	391.5

Ending closed-end mutual fund AUM	8,005.4	4,429.1	8,005.4	4,429.1

Open-end mutual funds
Beginning open-end mutual fund AUM	4,029.3	2,936.9	3,897.1	2,452.4
Subscriptions	314.6	367.7	997.8	859.0
Redemptions	(214.5)	(169.3)	(962.7)	(501.1)
Net appreciation	335.7	242.8	532.9	567.8

Ending open-end mutual fund AUM	4,465.1	3,378.1	4,465.1	3,378.1

Separate accounts
Beginning institutional separate account AUM	3,280.2	2,428.7	2,992.4	2,057.1
Inflows	75.2	49.4	359.4	153.8
Outflows	(82.4)	(32.8)	(287.3)	(63.5)
Net appreciation	323.7	237.6	532.2	535.5

Ending institutional separate account AUM	3,596.7	2,682.9	3,596.7	2,682.9

Ending total AUM	$16,067.2	$10,490.1	$16,067.2	$10,490.1

Total net flows/beginning AUM (%)	0.6%	12.9%	26.0%	35.8%
Change in total AUM (%)	7.3%	20.4%	37.6%	58.4%